Exhibit 99.1

MEDIA CONTACTS:	Pam Joy
(207) 642-7337
pjoy@fairpoint.com

Scott Tranchemontagne
603-540-4380
scott@montagnecommunications.com

FAIRPOINT, UNITIL AND NATIONAL GRID AGREE ON JOINT POLE PROCEDURES IN CONNECTION WITH TRANSACTION REGARDING VERIZON’S WIRELINE OPERATIONS IN MAINE, NEW HAMPSHIRE AND VERMONT

CONCORD, NH (October 22, 2007)– FairPoint Communications, Inc. (NYSE: FRP) today announced that it has concluded separate Memoranda of Understanding with two energy companies  regarding the joint ownership of utility poles in the companies’ respective mutual market areas.  The agreements will become effective upon FairPoint’s acquisition of Verizon’s wireline operations in Vermont, Maine and New Hampshire.

The agreements are with the New Hampshire electric utility subsidiaries of Unitil Corporation, a New Hampshire-based public utility holding company, and National Grid, one of the world’s largest investor-owned utility companies, and establish procedures to improve operation and maintenance practices regarding jointly owned poles in their mutual market areas.

Both Unitil and National Grid had petitioned as intervenors before the New Hampshire Public Utilities Commission concerning the transaction. Unitil and National Grid will ask the Commission to approve the Memoranda as full resolution of the concerns they had raised regarding FairPoint.

 “We are gratified that these two energy companies are supporting FairPoint’s efforts in this transaction and we’re looking forward to working with their staffs in New Hampshire once it is complete,” said Gene Johnson, FairPoint’s chairman and CEO.

Unitil Corporation is a public utility holding company with subsidiaries providing electric service in New Hampshire, electric and gas service in Massachusetts and energy services throughout the northeast.

National Grid is an international energy delivery company.  In the U.S., National Grid delivers electricity to approximately 3.3 million customers in Massachusetts, New Hampshire, New York and Rhode Island, and manages the electricity network on Long Island under an agreement with the Long Island Power Authority. National Grid is the largest power producer in New York State, owning 6,650 megawatts of electricity generation that provides power to over one million LIPA customers and supplies roughly a quarter of New York City’s electricity needs. It is also the largest distributor of natural gas in the northeastern U.S., serving approximately 3.4 million customers in New York, Massachusetts, New Hampshire and Rhode Island.

About FairPoint

FairPoint is a leading provider of communications services to rural and small urban communities across the country. Incorporated in 1991, FairPoint's mission is to acquire and operate telecommunications companies that set the standard of excellence for the delivery of service to rural and small urban communities. Today, FairPoint owns and operates 30 local exchange companies located in 18 states offering an array of services, including local and long distance voice, data, Internet and broadband offerings. FairPoint is traded on the New York Stock Exchange under the symbol “FRP”.

This press release may contain forward-looking statements by FairPoint that are not based on historical fact, including, without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in FairPoint’s filings with the Securities and Exchange Commission ("SEC"), including, without limitation, the risks described in FairPoint’s most recent Annual Report on Form 10-K on file with the SEC.  These factors should be considered carefully and readers are cautioned not to place undue reliance on such forward-looking statements.  All information is current as of the date this press release is issued, and FairPoint undertakes no duty to update this information.  Source: FairPoint Communications, Inc., www.fairpoint.com.

FairPoint has filed, and the SEC has declared effective, a registration statement in connection with the proposed merger.  FairPoint urges investors to read these documents and other materials filed and to be filed by FairPoint relating to the proposed merger because they contain and will contain important information.  Investors can obtain copies of the registration statement, as well as other filed documents containing information about FairPoint and the proposed merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and FairPoint’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.